Exhibit 99.07
Southern Company
Financial Overview
(In Millions of Dollars)

	Three Months Ended June			Year-to-Date June

	2010	2009	% Change	2010	2009	% Change

Consolidated –
Operating Revenues	$4,207	$3,885	8.3%	$8,365	$7,551	10.8%
Earnings Before Income Taxes	774	720	7.4%	1,520	1,029	47.7%
Net Income Available to Common	510	478	6.6%	1,005	604	66.2%

Alabama Power –
Operating Revenues	$1,462	$1,366	7.0%	$2,957	$2,706	9.3%
Earnings Before Income Taxes	319	292	9.3%	653	533	22.7%
Net Income Available to Common	190	177	7.7%	393	323	21.7%

Georgia Power –
Operating Revenues	$2,000	$1,874	6.7%	$3,984	$3,640	9.4%
Earnings Before Income Taxes	358	294	22.0%	694	483	43.7%
Net Income Available to Common	238	190	25.5%	476	312	52.6%

Gulf Power –
Operating Revenues	$403	$341	18.2%	$760	$625	21.5%
Earnings Before Income Taxes	53	49	7.2%	95	75	26.6%
Net Income Available to Common	32	32	0.1%	58	49	18.0%

Mississippi Power –
Operating Revenues	$277	$286	-3.4%	$560	$555	0.9%
Earnings Before Income Taxes	25	36	-31.1%	50	65	-22.6%
Net Income Available to Common	15	22	-30.6%	30	40	-23.6%

Southern Power –
Operating Revenues	$248	$230	7.8%	$505	$462	9.3%
Earnings Before Income Taxes	39	52	-23.6%	64	97	-34.2%
Net Income Available to Common	30	31	-4.3%	45	59	-24.5%

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.